PROMISSORY NOTE

San Diego, California

$145,000.00

 Date: March 22, 2010

FOR VALUE RECEIVED, the undersigned, Deer Trail Mining Company, LLC, a Nevada limited liability company (hereinafter “Maker”) promises to pay to the order of Rocco Trotta at 3 Aerial Way, Syosset, New York 11791 (hereinafter “Payee”), the principal sum of One Hundred Forty Five Thousand and 00/100 Dollars ($145,000.00) together with a fee of Ten Thousand and 00/100 dollars ($10,000.00) or a total of One Hundred Fifty-Five Thousand and 00/100 dollars $155,000 in lawful money of the United States of America, until paid in full.

All of the principal and any accrued interest is due and payable on April 21, 2010 (30 days from the date of the Promissory Note).  The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

In the event that any portion of principal and fee is not paid when due, then Maker agrees to pay a penalty interest that shall accrue at the rate of Five Hundred and Fifty Dollars ($550) per day until such time as the principal and fee are repaid in full.  In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately.  Failure or delay in exercising holder’s option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agrees to pay all reasonable attorney’s fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder.  The Maker, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

Payment of this Promissory Note is secured with certain equipment of Maker as described in a Security Agreement.

MAKER:

DEER TRAIL MINING COMPANY, LLC

By Mark A. Lopez

  Mark A. Lopez, Manager

AGRS\1784